COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES

Exhibit 32.2

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the quarterly report of Comprehensive Care Corporation (the “Company”) on Form 10-Q for the period ending November 30, 2004 as filed with the Securities and Exchange Commission on January 12, 2005 (the “Report”), Robert J. Landis, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert J. Landis

Robert J. Landis
Chairman, Chief Financial Officer and Treasurer
January 12, 2005

This certification accompanies this Report pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Comprehensive Care Corporation and will be retained by Comprehensive Care Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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